Exhibit 3

CURRICULUM VITAE

DANIEL PROENÇA DE CARVALHO

•                      Born September 15th, 1941, in Soalheira, municipality of Fundão

•                      Graduated in Law at the University of Coimbra in 1965, began working as a Magistrate of the Attorney General and as an Inspector for the Judicial Police.

PREVIOUS PROFESSIONAL EXPERIENCE:

1976/77	-	Director of the newspaper Jornal Novo and member of the Press Council, representing the Directors of daily newspapers.

1978/79	-	Minister of Social Communication in the 4th Constitutional Government lead by Mota Pinto.

1980/83	-	President of Rádio Televisão Portuguesa, the national public broadcaster.

1985/86	-	Political Director of Prof. Doutor Diogo Freitas do Amaral’s Presidential election campaign.

1986/87	-	Vice-president of Portugal Séc. XXI Foundation.

1998	-	Founder and executive of “Movimento Portugal Único”.

1995/2001	-	President of Annual General Meeting of Automóvel Clube de Portugal.

-		Member of the Consultant Council of Calouste Gulbenkian Foundation

CURRENT PROFESSIONAL EXPERIENCE:

-               President of the Curators Council of “D. Anna de Sommer Champalimaud e Dr. Carlos Montez Champalimaud” Foundation

-               Chairman of the Board of Vieira da Silva Foundation

-               Director of Círculo Voltaire

-               President of Annual General Meeting of Amigos da Casa - Museu João Soares

-                   Member of the Curators Council of Batalha de Aljubarrota Foundation

-                   Member of the Consultant Council of Renascer Foundation

-                   President of the Consultant Council of the venture capital firm “Explorer Investments - Sociedade de Capital de Risco, S.A.”

-                   President of Annual General Meeting of several companies such as:

•             PORTUGÁLIA - Administração de Patrimónios, S.A., com sede na Av.  Almirante Reis, 117, 1100 Lisboa

•             MAGUE - SGPS, S.A., com sede na Rua Castilho, 13D – 3º B, 1250-066 Lisboa

•             ALMONDA - Sociedade Gestora de Participações Sociais, S.A., com sede em Renova, Torres Novas

•             RENOVA - Fábrica de Papel do Almonda, S.A., com sede em Renova, Torres Novas

•             PANATLÂNTICA - HOLDING, Sociedade Gestora de Participações Sociais, S.A., com sede Avª da República, 37, 3º, 1050 Lisboa

•             VAA – Vista Alegre Atlantis, SGPS, SA, com sede no Largo Barão de Quintela, 3, 1º, 1200-046 Lisboa

•             MOTA-ENGIL - SGPS, S.A., com sede na Rua do Rego do Lameiro, 38, 4300-454 Porto

•             CELULOSE DO CAIMA – SGPS, S.A., Rua Joaquim António de Aguiar, 41 – 3º, 1070-150 Lisboa

•             EDIFER - INVESTIMENTOS, Sociedade Gestora de Participações Sociais, S.A., com sede na Rua das Fontainhas, Nº 62, Venda Nova, Amadora;

•             SOCITREL - SOCIEDADE INDUSTRIAL DE TREFILARIA, S.A., com sede no lugar da estação, 4746-908 São Romão do Coronado.

BOOKS PUBLISHED:

•                  O Processo de António Champalimaud

•                  Cinco Casos de Injustiça Revolucionária

•                  Justiça e Política: Um Caso Exemplar

•                  O Processo Leonor Beleza

-                        Participated in numerous conferences as a speaker on various themes such as Law, Politics, Economy, Justice and Social Communication.